Exhibit 99.1

Xponential Fitness Provides Update on Leadership Transition

Anthony Geisler Resigns as CEO

IRVINE, Calif., May 17, 2024 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), today announced that Anthony Geisler has resigned as Chief Executive Officer of Xponential. Brenda Morris will continue to serve as Xponential’s Interim Chief Executive Officer.

The Board has initiated a search for the Company’s next CEO with support from the previously retained leading executive search firm.

“With Brenda serving as Interim CEO, we are confident that Xponential is poised to continue to build on our successful track record,” said Mark Grabowski, Chairman of Xponential. “Xponential’s brands continue to resonate with consumers as evidenced by our all-time high membership of 796,000 in April, up 1.7% sequentially from March. We remain focused on ensuring a smooth transition across our organization and continuing to serve our customers and franchisees as we execute our growth strategy.”

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to make health and wellness accessible to everyone, the Company operates a diversified platform of ten brands spanning across verticals including Pilates, indoor cycling, barre, stretching, rowing, dancing, boxing, strength training, metabolic health, and yoga. In partnership with its franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states and 22 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; CycleBar, the largest indoor cycling brand in the United States; StretchLab, the largest assisted stretching brand in the United States offering one-on-one and group stretching services; Row House, the largest franchised indoor rowing brand in the United States; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; Rumble, a boxing-inspired full body workout; BFT, a functional training and strength-based program; and Lindora, a leading provider of medically guided wellness and metabolic health solutions. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the affirmation of previously-issued guidance. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2023, filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Investors

Addo Investor Relations

investor@xponential.com

(310) 829-5400

Media

Joele Frank, Wilkinson Brimmer Katcher

Andi Rose / Lyle Weston / Maggie Carangelo

media@xponential.com